SCHEDULE A



         The Corporation shall be authorized to issue an unlimited number of COMMON AND EXCHANGEABLE SHARES, without par value, having the following rights, privileges, restrictions and conditions:

3.1      COMMON SHARES

3.1.1 The Common shares shall confer the following rights upon holders thereof, namely:

         a) the right to vote at all meetings of shareholders, each shareholder being entitled to one vote for each Common share held by him;

         b) the right to receive all dividends declared by the board of directors on the Common shares;

         c) the right to share in the remaining assets of the Corporation upon its voluntary or forced winding-up or liquidation.

3.1.2 The board of directors shall be entitled to declare a dividend in respect of the Common shares, without in any manner whatsoever being required to declare or pay a dividend to holders of other classes of shares.


3.2      EXCHANGEABLE SHARES

3.2.1 The Exchangeable shares shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1
                                 INTERPRETATION

For the purposes of these share provisions:

"ACT" means the Canada Business Corporations  Act, as amended;

"AFFILIATE" has the meaning ascribed thereto in the Act;

"BOARD OF DIRECTORS" means the Board of Directors of the Corporation;



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                                                                               2

"BUSINESS DAY" means any day on which commercial banks are generally open for business in Montreal, Quebec, other than a Saturday, a Sunday or a day observed as a holiday in Montreal, Quebec under the laws of the Province of Quebec or the federal laws of Canada;

"CALL RIGHT" has the meaning ascribed thereto in the Exchange and Voting Agreement;

"CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date the product obtained by multiplying:

         (a)      the Foreign Currency Amount by,

         (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

"COMMON SHARES" means the common shares in the capital of the Corporation;

"CURRENT MARKET PRICE" means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Parent Common Shares during a period of 10 consecutive trading days ending not more than three trading days before such date on Nasdaq, or, if the Parent Common Shares are not then quoted on Nasdaq, on such other stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Parent Common Shares during such period does not create a market which reflects the fair market value of a Parent Common Share, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

"DIVIDEND AMOUNT" means the amount of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase or redemption of such shares by the Corporation or Parent from such holder;



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                                                                               3

"EFFECTIVE DATE" means the date of the certificate of incorporation of the Corporation;

"EXCHANGE AND VOTING AGREEMENT" means the agreement dated October 10, 2000 between Parent, the Corporation, the Holders of Exchangeable Shares and the Trustee;

"EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of the Corporation, having the rights, priileges, restrictions and conditions set forth herein;

"GOVERNMENTAL ENTITY" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

"HOLDER" means, when used with reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares;

"LIQUIDATION AMOUNT" has the meaning ascribed thereto in Section 5.1 of these share provisions;

"LIQUIDATION DATE" has the meaning ascribed thereto in Section 5.1 of these share provisions;

"NASDAQ"  means  the  National   Association  of  Securities  Dealers  Automated
Quotation System;

"PARENT" means Tece Inc. (formerly Internet Food Co. Inc.) a Nevada Corporation;

"PARENT COMMON SHARES" mean the shares of common stock in the capital of Parent and any other securities into which such shares may be changed;

"PARENT CONTROL TRANSACTION" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Parent, or any proposal to do so;

"PARENT DIVIDEND DECLARATION DATE" means the date on which the Board of Directors of Parent declares any dividend on the Parent Common Shares;



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                                                                               4

"PARENT CALL NOTICE" has the meaning ascribed thereto in Section 6.3 of these share provisions;

"PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability Corporation, unlimited liability Corporation, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

"PURCHASE PRICE" has the meaning ascribed thereto in Section 6.3 of these share provisions;

"REDEMPTION DATE" means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than December 31, 2004, unless:

         (a) there are fewer than 1,000,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Parent and its affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets; or

         (b) any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to December 31, 2004 as it may determine, upon at least 60 days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee;

         (c) a Parent Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Parent Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the  completion of such Parent  Control  Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to December 31,


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                                                                               5

                  2004 as it may determine, upon such number of days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a) or (b) above to less than 10% of such holders of Exchangeable Shares shall not affect the validity of any such redemption;

"REDEMPTION PRICE" has the meaning ascribed thereto in Section 7.1 of these share provisions;

"RETRACTED SHARES" has the meaning ascribed thereto in Section 6.1(a) of these share provisions;

"RETRACTION DATE" has the meaning ascribed thereto in Section 6.1(b) of these share provisions;

"RETRACTION PRICE" has the meaning ascribed thereto in Section 6.1 of these share provisions;

"RETRACTION REQUEST" has the meaning ascribed thereto in Section 6.1 of these share provisions;

"SECURITIES ACT" means the Securities Act (Quebec) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

"SUPPORT AGREEMENT" means the agreement dated October 10, 2000 made among Parent, Tec and 3786137 Canada Inc.;

"TEC" means Tec Technologyvaluation.com Corporation, a Corporation incorporated under the Act;

"TEC COMMON SHARES" means the common shares of Tec as constituted immediately prior to the Effective Date;

"TEC OPTIONS" means the options to purchase Tec Common Shares issued from time to time prior to the date hereof pursuant to the Tec Stock Option Plan;



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                                                                               6

"TRANSFER AGENT" means the transfer agent for the Exchangeable Shares;

"TRUSTEE" means the trustee under the Exchange and Voting Agreement;


                                    ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for the purpose of winding up its affairs.


                                    ARTICLE 3
                                    DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Parent Dividend Declaration Date, declare a dividend on each Exchangeable Share:

         (a) in the case of a cash dividend declared on the Parent Common Shares, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Parent Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each Parent Common Share;

         (b) in the case of a stock dividend declared on the Parent Common Shares to be paid in Parent Common Shares by the issue or transfer by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Parent Common Shares to be paid on each Parent Common Share; or

         (c) in the case of a dividend declared on the Parent Common Shares in property other than cash or Parent Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by


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                                                                               7

                  Section 3.5 hereof) the type and amount of property declared as a dividend on each Parent Common Share.

3.2 Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable.

3.3 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by
Section 3.1 (a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1 (b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1 (c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.4 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Parent Common Shares.

3.5 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient money, assets or property properly applicable to the payment of such dividends.

3.6 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Section 3.1 hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:


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                                                                               8

         (a) in the case of any stock dividend or other distribution payable in Parent Common Shares, the number of such shares issued in proportion to the number of Parent Common Shares previously outstanding;

         (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

         (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Common Shares, any rights, options or warrants other than those referred to in Section 3.5(b) above, any evidences of indebtedness of or any assets of Parent) the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the Current Market Price; and

         d) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).


                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10.2 of these share provisions:

         (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;



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                                                                               9

         (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

         (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

         (d)      except  pursuant  to and in  accordance  with the terms of Bio
                  Syntech Options, issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

4.2 The restrictions in Sections 4.1(a), (b), (c) and (d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Parent Common Shares shall have been declared and paid on the Exchangeable Shares.


                                    ARTICLE 5

                           DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "Liquidation Amount") equal to the Current Market Price of a Parent Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one Parent Common Share, plus the Dividend Amount.

5.2 On or promptly after the Liquidation Date, and subject to the exercise by Parent of the Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the Articles of the Corporation and such


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                                                                              10

additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of members of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust Corporation in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them or the custodian on their behalf.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.




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                                                                              11

                                    ARTICLE 6
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Parent of the Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of a Parent Common Share on the last Business Day prior to the Retraction Date (the "Retraction Price"), which shall be satisfied in full by the Corporation causing to be delivered to such holder one Parent Common Share for each Exchangeable Share presented and surrendered by the holder. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the Articles of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

         (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

         (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

         (c) acknowledging, as the case may be, the overriding right (the "Call Right") of Parent to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Parent in accordance with the Call Right on the terms and conditions set out in Section 6.3 below.

6.2 Subject to the exercise by Parent of the Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Parent pursuant to the Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Parent thereof and shall provide to Parent a copy of the Retraction Request. In order to exercise the Call Right, Parent must notify the Corporation of its determination to do so (the "Parent Call Notice") within five Business Days of notification to Parent by the Corporation of the receipt by the Corporation of the Retraction Request. If Parent does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that Parent will not exercise the Call Right. If Parent delivers the Parent Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Parent in accordance with the Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Parent shall purchase from such holder and such holder shall sell to Parent on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share, plus on the designated payment date therefor, to the extent not paid by the Corporation on the designated payment date therefor, any Dividend Amount. To the extent that Parent pays the Dividend Amount in respect of the Retracted Shares, the Corporation shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. Provided that Parent has complied with Section 6.4, the closing of the purchase and sale of the Retracted Shares pursuant to the Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Parent does not deliver a Parent Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Corporation or Parent, as the case may be, shall deliver or cause the Trustee to deliver to the relevant holder, at the address of the holder recorded in the register of members of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or Parent, as applicable, representing the aggregate Dividend Amount, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of the Corporation or by Parent, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Parent shall thereafter be considered and deemed for all purposes to be a holder of the Parent Common Shares delivered to it.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Parent shall not have exercised the Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to
Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require Parent to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Parent to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Exchange and Voting Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Parent shall be deemed to have been revoked.

                                    ARTICLE 7
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and provided Parent has not exercised the Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Current Market Price of a Parent Common Share on the last Business Day prior to the Redemption Date (the "Redemption Price"), which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one Parent Common Share for each Exchangeable Share held by such holder, together with the Dividend Amount.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a Parent Control Transaction, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Parent under the Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Parent Control Transaction, the written notice of redemption by the Corporation or the purchase by Parent under the Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Corporation to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Call Right.

7.3 On or after the Redemption Date and subject to the exercise by Parent of the Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the Dividend Amount upon presentation and surrender at the registered office of the Corporation or at any office of the Trustee as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the Articles of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of the Dividend Amount, shall be made by delivery to each holder, at the address of the holder recorded in the register of members of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of certificates representing Parent Common Shares (which shares shall be duly issued as fully paid and non- assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of any Dividend Amounts, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any Dividend Amount, unless payment of the total Redemption Price and any Dividend Amount for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any Dividend Amount shall have been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for and the full amount of the Dividend Amount on (except as otherwise provided in this Section 7.3) the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust Corporation in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and the Dividend Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full Dividend Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them or the custodian on their behalf.


                                    ARTICLE 8

                            PURCHASE FOR CANCELLATION

8.1 Subject to applicable law, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share. If in response to an invitation for tenders under the provisions of this Section 8.1, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

                                    ARTICLE 9
                                  VOTING RIGHTS

9.1 Except as required by applicable law and by Article 10 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the Shareholders of the Corporation or to vote at any such meeting.


                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.


                                   ARTICLE 11
               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

11.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent and the Corporation with all provisions of the Support Agreement applicable to Parent and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

11.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

         (a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

         (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

         (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 12
                     LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

12.1 The certificates evidencing the Exchangeable Shares held by Shareholders who have intervened to the Exchange and Voting Agreement shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the Call Rights and the Exchange and Voting Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

12.2 The Corporation, Parent and the Trustee shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation, Parent or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, Parent and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, Parent or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, Parent or the Trustee shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.


                                   ARTICLE 13
                                     NOTICES

13.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

13.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Trustee of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Trustee as may be specified by the Corporation, in each case, addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Trustee, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

13.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of members of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                                   SCHEDULE A
                         TO PROVISIONS ATTACHING TO THE
                               EXCHANGEABLE SHARES

                               RETRACTION REQUEST


To 3786137 Canada Inc. (the "Corporation") and Tece Inc. ("Tece")

This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of the Corporation represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that, subject to the Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

                  all share(s) represented by this certificate; or

                                  share(s) only represented by this certificate.
---------------------------------

The undersigned hereby notifies the Company that the Retraction Date shall be
__________________

NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Corporation.

The undersigned acknowledges the overriding Call Right of Tece Inc. to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Tece Inc. in accordance with the Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to Tece Inc., may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Insolvency Exchange Right (as defined in the Exchange and Voting Agreement) so as to require the Corporation to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to the Corporation and Tece Inc. that the undersigned:

         / /      is

                  (select one)

         / /      is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

The  undersigned  hereby  represents  and  warrants to the  Corporation  and Bio
Syntech that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or Tece Inc., as the case may be, free and clear of all liens, claims and encumbrances.

  ------       ------------------------               -----------------------
  (Date)       (Signature of Shareholder)              (Guarantee of Signature)


Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the trustee under the Exchange and Voting Agreement (the "Trustee"), failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Trustee may require, must be deposited with the Trustee. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

THE SHARES OF COMMON STOCK OF TECE INC., A NEVADA CORPORATION, TO BE ISSUED IN EXCHANGE FOR THE EXCHANGEABLE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

Date:____________________


Name of Person in Whose Name Securities or Cheque(s)Are to be Registered, Issued or Delivered:

                                   ______________________________

Street Address or P.O. Box:        ______________________________

Signature of Shareholder:          ______________________________

City, Province and Postal Code:    ______________________________

Signature Guaranteed by:           ______________________________



NOTE: If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Corporation represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).